UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

Search By Headlines.com Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3250 Oakland Hills Court, Fairfield, California  94534
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 707.208.6368

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2012, we entered into a third addendum to the Loan Agreement with Naked Boxer Brief Clothing Inc. dated January 17, 2012, pursuant to which we agreed to advance an additional $50,000.

The total principal outstanding under the Loan Agreement has increased to $275,000.  All other terms of the original Loan Agreement shall remain the same.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We obtained the funds for the additional advances to Naked Boxer Brief Clothing Inc. from several individuals.  The advances to our company were received on the same dates as the advances were made to Naked Boxer Brief Clothing Inc. and are interest free loans until May 31, 2012.  If we do not complete the acquisition of all the shares of Naked Boxer Brief Clothing Inc. by May 31, 2012, then the advances will be deemed to be unsecured loans which bear simple interest of 8% per annum payable on maturity, which is one year from May 31, 2012.  We may repay the principal of the loans and any accrued interest thereon at any time without penalty.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
10.1	Third Addendum to Loan Agreement with Naked Boxer Brief Clothing Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCH BY HEADLINES.COM. CORP.

By:

/s/ James P. Geiskopf
James P. Geiskopf
President, Secretary, Treasurer and Director

Date: May 8, 2012